As filed with the Securities and Exchange Commission on July 26, 2017

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

           Delaware                                          51-0347963
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

899 Cassatt Road, Suite 210
Berwyn, Pennsylvania                         19312
(Address of Principal Executive Offices)                            (Zip Code)

2016 Directors' Equity Compensation Plan
(Full Title of the Plans)

John B. Wright, II
Senior Vice President and General Counsel
899 Cassatt Road, Suite 210
Berwyn, PA 19312
(Name and address of agent for service)
 (610) 251-1000
(Telephone number, including area code, of agent for service)

with a copy to:
Gerald J. Guarcini, Esquire
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103-7599
(215) 665-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer ☐
Non-accelerated file ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share	500,000	$33.685	$16,842,500.00	$1,952.05

_________________________________________________________________________________

(1)
This Registration Statement shall also cover an indeterminate number of additional shares of common stock of the Registrant which may become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transactions, effected as required by such plan.

(2)
Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Common Stock of the Registrant on July 25, 2017, as reported on the New York Stock Exchange.

PART I ‑ INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Triumph Group, Inc., or the Registrant, is filing this Registration Statement to register 500,000 shares of its common stock, $0.001 par value per share, or Common Stock, for issuance under the Triumph Group, Inc. 2016 Directors’ Equity Compensation Plan, or the Plan. The Plan was approved by the Registrant’s board of directors, or the Board, on November 10, 2016, and adopted by the majority of the Registrant’s stockholders at the Registrant’s 2017 Annual Meeting on July 20, 2017. The documents containing the information specified in Part I of this Registration Statement will be given or sent to the persons eligible to participate in the Plan.

PART II ‑ INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Registrant (File No. 001-12235) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2017;

(b)
the Registrant's Current Reports on Form 8-K filed on May 5, 2017 (Items 1.01 and 9.01) and July 12, 2017 (Items 8.01 and 9.01) and its Current Report on Form 8-K/A (Item 9.01) filed on May 10, 2017; and

(c)
Item 1 of the Registrant’s Registration Statement on Form 8-A12B, dated September 27, 1996, which incorporates by reference the description of the Registrant’s common stock under the heading “Description of Registrant’s Securities to be Registered” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-10777), as amended by Amendment No. 1 to the Registration Statement, originally filed with the Commission on September 26, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents, provided that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document, which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.        Indemnification of Directors and Officers.

We maintain insurance providing for indemnification of our officers and directors, managers and members of all of the Registrant and its affiliates and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.
Delaware Corporations
Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Certificate of Incorporation and Bylaws
The Registrant's certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of the Registrant, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the

Registrant shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation at the time of such repeal or modification. The Registrant's certificate of incorporation further provides that the Registrant's officers and directors shall be indemnified by the Registrant as provided in the Registrant's bylaws.
Under the provisions of the Registrant's bylaws, as amended, any person who is or was a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the Registrant's request as a director, officer, employee or agent of another company or other entity shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant shall further indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the Registrant's best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
In addition, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him or her by reason of the fact that he or she is the Registrant's director, officer, employee or agent, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.
The Registrant's bylaws, as amended, provide that expenses (including attorneys' fees) incurred by a director or officer in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant. Such expenses, including attorneys' fees, incurred by other employees and agents may be paid upon such terms and conditions as the Board of Directors deems appropriate.

Any indemnification under the provisions summarized above (unless ordered by a court) shall be made by the Registrant only as authorized in each specific case upon a determination that indemnification of such person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the applicable provision. Such determination shall be made (1) by a majority vote of the Registrant's directors who are not parties to the action, suit or proceeding (even though less than a quorum), (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

The Registrant maintains director and officer insurance with respect to those claims described above in customary amounts.

The above discussion of the certificate of incorporation and bylaws of the Registrant and the DGCL is not intended to be exhaustive and is qualified in its entirety by such certificates of incorporation, bylaws and the DGCL.

Item 8.        Exhibits.

4.1	Specimen copy of Common Stock Certificate (Incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-10777)).

4.2	Amended and Restated Certificate of Incorporation of Triumph Group, Inc. (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended March 31, 2003).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Triumph Group, Inc. (Incorporated by reference to our Current Report on Form 8-K filed on July 20, 2012).

4.4	Amended and Restated By-Laws of Triumph Group, Inc. (Incorporated by reference to our Current Report on Form 8-K/A filed on August 2, 2012).

5.1*    Opinion of Ballard Spahr LLP.

10.1	2016 Directors’ Equity Compensation Plan (Incorporated by reference to Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2017).

23.1*    Consent of Ernst & Young LLP.

23.2*    Consent of Ballard Spahr LLP (included as part of Exhibit 5).

24.1*    Power of Attorney (included in signature page).

______________________
* Filed herewith.

Item 9.        Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on July 26, 2017.

TRIUMPH GROUP, INC.

By /s/ John B. Wright, II
John B. Wright, II
Vice President and
General Counsel

Each person whose signature appears below in so signing also makes, constitutes and appoints John B. Wright, II, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of the date indicated.

Signature	Title	Date

/s/ Daniel J. Crowley	President, Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2017
Daniel J. Crowley

/s/ James F. McCabe	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 26, 2017
James F. McCabe

/s/ Thomas A. Quigley, III	Vice President and Controller (Principal Accounting Officer)	July 26, 2017
Thomas A. Quigley, III

/s/ Paul Bourgon	Director	July 26, 2017
Paul Bourgon

/s/ John G. Drosdick	Director	July 26, 2017
John G. Drosdick

Signature	Title	Date

/s/ Ralph E. Eberhart	Director	July 26, 2017
Ralph E. Eberhart

/s/ Dawne S. Hickton	Director	July 26, 2017
Dawne S. Hickton

/s/ William L. Mansfield	Director	July 26, 2017
William L. Mansfield

Director
Adam J. Palmer

/s/ Joseph M. Silvestri	Director	July 26, 2017
Joseph M. Silvestri

EXHIBIT INDEX

Number    Exhibits

4.1	Specimen copy of Common Stock Certificate (Incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-10777)).

4.2	Amended and Restated Certificate of Incorporation of Triumph Group, Inc. (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended March 31, 2003).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Triumph Group, Inc. (Incorporated by reference to our Current Report on Form 8-K filed on July 20, 2012).

4.4	Amended and Restated By-Laws of Triumph Group, Inc. (Incorporated by reference to our Current Report on Form 8-K/A filed on August 2, 2012).

5.1*    Opinion of Ballard Spahr LLP.

10.1	2016 Directors’ Equity Compensation Plan (Incorporated by reference to Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2017).

23.1*    Consent of Ernst & Young LLP.

23.2*    Consent of Ballard Spahr LLP (included as part of Exhibit 5).

24.1*    Power of Attorney (included in signature page).

______________________
* Filed herewith.

Exhibit 5

July 26, 2017
Triumph Group, Inc.
899 Cassatt Road
Suite 210
Berwyn, PA 19312

Re:    Registration Statement on Form S-8 for Triumph Group, Inc.
Ladies and Gentlemen:
We have acted as counsel to Triumph Group, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, to be issued under the Company’s 2016 Directors’ Equity Compensation Plan (the ”Plan”).
In rendering our opinion, we have reviewed and relied on originals or copies of: (i) the registration statement on Form S-8 of the Company relating to the Plan filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”); (ii) the Plan; (iii) the Restated Certificate of Incorporation, as amended, of the Company and the Amended and Restated Bylaws of the Company; (iv) resolutions of the Board of Directors of the Company; and (v) such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies, the genuineness of all signatures, and the legal capacity of all natural persons.
The opinion expressed below is based on the assumption that the Registration Statement will have been filed by the Company with the Commission and will have become effective before any of the Shares issued pursuant to the Plan vest, and that person acquiring the Shares will do so strictly in accordance with the terms of the Plan, and the applicable certificate or agreement, and will receive a prospectus containing all the information required by Part I of the Registration Statement on Form S-8 before acquiring such Shares.
Based on the foregoing, we are of the opinion that the Shares, issued pursuant to the Plan in accordance with the terms and conditions thereof (including, where applicable, the payment of any exercise price, or the satisfaction of any vesting or forfeiture restrictions), will be legally issued, fully paid and non-assessable.
We do not express any opinion as to the laws of any jurisdiction other than the Federal securities laws and the Delaware General Corporation Law, which includes the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.
This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake

1

to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.
We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.
Very truly yours,

/s/ Ballard Spahr LLP

2

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement, pertaining to the Triumph Group, Inc. 2016 Directors’ Equity Compensation Plan, of our reports dated May 24, 2017, with respect to the consolidated financial statements and schedule of Triumph Group, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2017, Triumph Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Triumph Group Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
July 26, 2017